Exhibit 99.1

For Immediate Release

Universal American to Sell Medicare Prescription Drug Business to CVS Caremark

Universal American Shareholders to Receive Approximately $12.80 - $13.00 Per Share and One Share of a New Public Company That Will Own the Medicare Advantage and Traditional Insurance Businesses of Universal American

RYE BROOK, N.Y., December 31, 2010

Universal American Corp. (NYSE: UAM) and  CVS Caremark Corporation (NYSE: CVS) today announced that they have entered into a definitive agreement under which CVS Caremark will acquire the Medicare Prescription Drug business of Universal American. Under the agreement, CVS Caremark will acquire all of the outstanding stock of Universal American and concurrently distribute to Universal American shareholders 100% of the shares of a newly formed public company (“NewCo”), which will own all other operations of Universal American, including its Medicare Advantage and Traditional Insurance businesses.

Pursuant to the agreement, CVS Caremark will pay Universal American shareholders $1.25 billion plus the excess capital in the entities that operate the Medicare Prescription Drug business as of December 31, 2010, estimated at $150 million, less Universal American’s outstanding debt and trust preferred securities, estimated at $340 million. After payment of other transaction related expenses, Universal American shareholders are expected to receive approximately $12.80 per share to $13.00 per share in cash.

In addition to the cash payment, Universal American shareholders will receive one share of NewCo in exchange for each share of Universal American currently owned. NewCo will operate the Medicare Advantage and Traditional Insurance businesses under substantially the same management as currently exists at Universal American. The cash payment plus the fair market value of NewCo stock on the closing date will be taxable proceeds to shareholders. On a pro forma basis using projected year end 2010 numbers, NewCo will have approximately $640 million of cash and statutory capital in its subsidiaries and no debt.

Richard Barasch, Chairman and Chief Executive Officer of Universal American, said, “We are very proud of the Medicare Part D business that we have built since the inception of the program and this transaction reflects our success. The scale and efficiencies generated by combining these plans should result in more value to our members and to our partners in the government. Universal American will now focus its energies on overcoming our regulatory challenges and building momentum in the Medicare Advantage business to take advantage of our Healthy CollaborationSM approach to healthcare. More than ever, we believe that our model, in which we work closely with providers for the benefit of our members, will continue to thrive.”

The transaction is expected to close by the end of the second quarter of 2011 and is subject to customary closing conditions, including approval of Universal American shareholders and necessary regulatory approvals.

Goldman Sachs is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel to Universal American.

About Universal American Corp.

Universal American, through our family of healthcare companies, offers health benefit plans designed to promote collaboration among our members and their healthcare professionals.  This Healthy CollaborationSM improves, each day, the health and well-being of more than two million older and disabled Americans.  For more information on Universal American, please visit our website at www.UniversalAmerican.com.

Forward Looking Statements

This news release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA.  Statements in this news release that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “project,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in the Company’s business and competitive strengths, all of which involve risks and uncertainties.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.  Our actual results may differ materially from our expectations, plans or projections.  We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate. These risks and uncertainties include: the timing to consummate the proposed transaction; negative effects from the pendency of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the ability of Universal American to timely receive the required approval of its shareholders; the risk that the contemplated transaction does not occur for any other reason; the possibility that costs or difficulties related to the separation of the Medicare Prescription Drug Business will be greater than expected; the risks to NewCo’s ability to effectively operate its businesses independently of the Medicare Prescription Drug Business, including its ability to access sufficient sources of capital to fund its operations; the risks to NewCo’s ability to retain and hire key personnel; the diversion of management time on transaction-related issues and other risks described in the risk factor section of our SEC reports.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports.  We caution readers not to place undue reliance on these forward-looking statements that speak only as of the date made.  All forward-looking statements included in this release are based upon information available to Universal American as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

Additional Information

In connection with the proposed transaction, NewCo will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Universal American that also constitutes a prospectus of NewCo.  Universal American will mail the proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF UNIVERSAL AMERICAN ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (sec.gov).  You will also be able to obtain these documents, free of charge, when filed, from Universal American’s website, www.UniversalAmerican.com, under the tab “Investors” and then under the tab “SEC Filings.”

Universal American and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Universal American shareholders in favor of the merger and the separation.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Universal American shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about Universal American’s executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010.

Contacts

Media:

Brunswick Group

Steve Lipin

(212) 333-3810

Investors:

Universal American

Robert A. Waegelein

Executive Vice President & Chief Financial Officer

(914) 934-8820

Investor Relations Counsel:

The Equity Group Inc.

Linda Latman

(212) 836-9609

www.theequitygroup.com